Exhibit 99.1

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2014 (SUCCESSOR), PERIOD FROM

NOVEMBER 4, 2013 TO DECEMBER 31, 2013 (SUCCESSOR), PERIOD FROM

JANUARY 1, 2013 TO NOVEMBER 3, 2013 (PREDECESSOR), AND YEAR ENDED

DECEMBER 31, 2012 (PREDECESSOR)

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

FOR THE YEAR ENDED DECEMBER 31, 2014 (SUCCESSOR), PERIOD FROM

NOVEMBER 4, 2013 TO DECEMBER 31, 2013 (SUCCESSOR), PERIOD FROM

JANUARY 1, 2013 TO NOVEMBER 3, 2013 (PREDECESSOR), AND YEAR ENDED

DECEMBER 31, 2012 (PREDECESSOR)

TABLE OF CONTENTS

PAGE NO.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

CONSOLIDATED BALANCE SHEETS
December 31, 2014 (Successor), 2013 (Successor) and 2012 (Predecessor)	3

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the year ended December 31, 2014 (Successor), period from November 4, 2013 to December 31, 2013 (Successor), period from January 1, 2013 to November 3, 2013 (Predecessor) and year ended December 31, 2012 (Predecessor)	4

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
For the year ended December 31, 2014 (Successor), period from November 4, 2013 to December 31, 2013 (Successor), period from January 1, 2013 to November 3, 2013 (Predecessor) and year ended December 31, 2012 (Predecessor)	5

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the year ended December 31, 2014 (Successor), period from November 4, 2013 to December 31, 2013 (Successor), period from January 1, 2013 to November 3, 2013 (Predecessor) and year ended December 31, 2012 (Predecessor)

6 - 7

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	8 - 41

UNAUDITED SUPPLEMENTARY INFORMATION

2014 PRO FORMA CONSOLIDATED STATEMENT OF INCOME	42 - 43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS

ENVISION TOPCO HOLDINGS, LLC

AND SUBSIDIARIES

We have audited the accompanying consolidated financial statements of Envision Topco Holdings, LLC and Subsidiaries (together the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 (Successor), 2013 (Successor) and 2012 (Predecessor), and the related consolidated statements of operations and comprehensive income (loss), changes in members’ equity, and cash flows for the year ended December 31, 2014, period from November 4, 2013 through December 31, 2013 (Successor), period from January 1, 2013 through November 3, 2013 (Predecessor), and for the year ended December 31, 2012 (Predecessor), and the related notes to the financial statements.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all  material respects, the financial position of Envision Topco Holdings, LLC and Subsidiaries as of December 31, 2014 (Successor), 2013 (Successor) and 2012 (Predecessor), and the results of their operations and their cash flows for the year ended December 31, 2014, period from November 4, 2013 through December 31, 2013 (Successor), period from January 1, 2013 through November 3, 2013 (Predecessor), and for the year ended December 31, 2012 (Predecessor) in conformity with accounting principles generally accepted in the United States of America.

Other Matter

As described in Note 2, the Predecessor Company was acquired in a purchase transaction on November 4, 2013. The acquisition was accounted for as a purchase and, accordingly, the consolidated financial statements of the Successor Company are not comparable to those of the Predecessor Company.

SKODA MINOTTI

Cleveland, Ohio

March 9, 2015, except as to Note 20, which is as of August 17, 2015

Akron   |   3320 West Market Street, Suite 300, Fairlawn, Ohio 44333   |   ph  330 668 1100   |   fx  440 646 1615

Cleveland | 6685 Beta Drive, Mayfield Village, Ohio 44143 |  ph  440 449 6800  |  fx  440 646 1615

Skoda Minotti   |   Certified Public Accountants   |    www.skodaminotti.com

AKRON   |   CLEVELAND   |   TAMPA

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014, 2013 AND 2012

(in thousands)

ASSETS

	Successor	Successor	Predecessor
	2014	2013	2012
CURRENT ASSETS
Cash and cash equivalents	$114,022	$79,962	$60,501
Investments, at amortized cost	6,564	6,557	6,462
Accounts receivable, net	648,947	393,870	314,574
Accrued receivables	87,219	63,527	46,261
Reinsurance recoverable	13,520	16,009	—
Income tax receivable	614	—	—
Inventory	6,140	5,478	4,628
Prepaid expenses and other current assets	6,047	3,443	2,855
Deferred tax asset	940	527	—
	884,013	569,373	435,281
PROPERTY AND EQUIPMENT - AT COST
Land	571	571	571
Building and improvements	3,932	3,921	4,462
Furniture, fixtures and equipment	11,759	9,247	13,490
	16,262	13,739	18,523
Less: Accumulated depreciation and amortization	(3,368)	(508)	(6,800)
	12,894	13,231	11,723
OTHER ASSETS
Employee advance	—	—	316
Deposits and other assets	540	528	2,328
Deferred financing fees, net	21,931	19,361	5,010
Other investments	1,750	1,750	1,750
Intangible assets, net	720,872	562,403	37,459
Goodwill	424,401	390,444	4,854
	1,169,494	974,486	51,717
	$2,066,401	$1,557,090	$498,721

LIABILITIES

	Successor	Successor	Predecessor
	2014	2013	2012
CURRENT LIABILITIES
Current portion of long-term debt	$5,262	$4,468	$10,262
Accounts payable	480,247	374,663	263,747
Accrued expenses	22,493	9,675	6,933
Income taxes payable	—	246	—
Contract funds on deposit	5,314	3,374	2,284
Ceded reinsurance premiums payable	—	—	2,965
Funds held under reinsurance treaties	329,785	185,277	143,761
	843,101	577,703	429,952
LONG-TERM LIABILITIES
Deferred tax liabilities	104	113	—
Accrued expenses	—	1,054	—
Interest rate swaps	5,665	—	—
Long-term debt	738,256	569,687	177,553
	744,025	570,854	177,553
	1,587,126	1,148,557	607,505

MEMBERS’ EQUITY

SUCCESSOR: MEMBERS’ EQUITY	486,348	407,234	—
SUCCESSOR: RETAINED EARNINGS (DEFICIT)	(1,408)	1,299	—
SUCCESSOR: ACCUMULATED COMPREHENSIVE LOSS	(5,665)	—	—
PREDECESSOR: COMMON STOCK, no par or stated value	—	—	208
PREDECESSOR: ADDITIONAL PAID-IN CAPITAL	—	—	435
PREDECESSOR: SUBSCRIPTION RECEIVABLE	—	—	(1,661)
PREDECESSOR: RETAINED EARNINGS	—	—	72,640
PREDECESSOR: TREASURY STOCK, at cost	—	—	(180,406)
	479,275	408,533	(108,784)
	$2,066,401	$1,557,090	$498,721

The accompanying notes are an integral part of these consolidated financial statements.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Successor	Successor	Predecessor	Predecessor
	For the year	November 4, 2013	January 1, 2013	For the year
	ended	through	through	ended
	December 31, 2014	December 31, 2013	November 3, 2013	December 31, 2012

REVENUES	$4,071,402	$640,936	$3,003,492	$2,743,946

COST OF REVENUES	3,832,928	608,418	2,833,265	2,573,145

GROSS PROFIT	238,474	32,518	170,227	170,801

OPERATING EXPENSES
Selling, general and administrative	144,886	20,398	97,054	100,715
Depreciation and amortization	30,198	4,176	4,510	3,767
Incurred in connection with Acquisition	—	878	24,246	—
	175,084	25,452	125,810	104,482

INCOME FROM OPERATIONS	63,390	7,066	44,417	66,319

OTHER INCOME (EXPENSES)
Interest income	46	13	113	208
Interest expense	(52,226)	(7,169)	(6,477)	(5,335)
Write-off of deferred financing fees	—	—	(4,014)	(4,540)
State and local taxes and other	(5)	—	(1,149)	(1,393)
	(52,185)	(7,156)	(11,527)	(11,060)
INCOME (LOSS) BEFORE
PROVISION FOR (BENEFIT FROM) FEDERAL INCOME TAXES	11,205	(90)	32,890	55,259

PROVISION FOR (BENEFIT FROM) FEDERAL INCOME TAXES
Current	55	247	—	—
Deferred	(422)	103	—	—
	(367)	350	—	—

NET INCOME (LOSS)	$11,572	$(440)	$32,890	$55,259

COMPREHENSIVE INCOME (LOSS):

Net income (loss)	$11,572	$(440)	$32,890	$55,259
Change in fair market value of interest rate swaps	(5,665)	—	—	—

TOTAL COMPREHENSIVE INCOME (LOSS)	$5,907	$(440)	$32,890	$55,259

The accompanying notes are an integral part of these consolidated financial statements.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(in thousands, except shares)

Shares				Additional		Retained		Accumulated
Common Stock	Treasury Stock		Common Stock	Paid-in Capital	Subscription Receivable	Earnings (Deficit)	Treasury Stock	Comprehensive Loss	Members’ Equity	Total

1,689,500	199,030	Predecessor: Balance at December 31, 2011	$208	$335	$(2,964)	$45,375	$(2,450)	$—	$—	40,504
—	—	Net income	—	—	—	55,259	—	—	—	55,259
—	360,577	Treasury stock buyback	—	—	—	—	(177,956)	—	—	(177,956)
2,500	—	Receipt of subscription receivable	—	100	(100)	—	—	—	—	—
—	—	Collection of subscription receivable	—	—	1,403	—	—	—	—	1,403
—	—	Distributions	—	—	—	(27,994)	—	—	—	(27,994)
1,692,000	559,607	Balance at December 31, 2012	208	435	(1,661)	72,640	(180,406)	—	—	(108,784)
—	—	Net income	—	—	—	32,890	—	—	—	32,890
2,500	—	Receipt of subscription receivable	—	100	(100)	—	—	—	—	—
—	—	Distributions	—	—	—	(45,354)	—	—	—	(45,354)
1,694,500	559,607	Predecessor: Balance at November 3, 2013	$208	$535	$(1,761)	$60,176	$(180,406)	$—	$—	$(121,248)
		Successor: Balance at November 4, 2013	$—	$—	$—	$—	$—	$—	$—	$—
		Capital contribution from members, net of transaction costs	—	—	—	—	—	—	382,546	382,546
		Opening deferred tax assets	—	—	—	517	—	—	—	517
		Net income (loss)	—	—	—	782	—	—	(1,222)	(440)
		Capital contributions for Laker purchase	—	—	—	—	—	—	17,000	17,000
		Rollover of Laker member interests	—	—	—	—	—	—	8,910	8,910
		Successor: Balance at December 31, 2013	—	—	—	1,299	—	—	407,234	408,533
		Capital contributions for MedTrak purchase	—	—	—	—	—	—	54,808	54,808
		Rollover of MedTrak member interests	—	—	—	—	—	—	13,090	13,090
		Grant of member interest	—	—	—	—	—	—	50	50
		Contributions	—	—	—	—	—	—	2,570	2,570
		Distributions	—	—	—	—	—	—	(5,683)	(5,683)
		Other comprehensive loss	—	—	—	—	—	(5,665)	—	(5,665)
		Net income (loss)	—	—	—	(2,707)	—	—	14,279	11,572
		Successor: Balance at December 31, 2014	$—	$—	$—	$(1,408)	$—	$(5,665)	$486,348	$479,275

The accompanying notes are an integral part of these consolidated financial statements.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Successor	Successor	Predecessor	Predecessor
	For the year	November 4, 2013	January 1, 2013	For the year
	ended	through	through	ended
	December 31, 2014	December 31, 2013	November 3, 2013	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$11,572	$(440)	$32,890	$55,259
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Add back (deduct): Items not affecting cash
Depreciation and amortization	30,198	4,176	4,510	3,767
Loss on disposals of intangible assets	40	—	—	—
Deferred financing fees amortization	3,181	460	887	957
Write-off of deferred financing fees	—	—	4,014	4,540
Bad debts	205	205	1,790	1,186
Amortization of investments	2	13	69	61
Amortization of original issue discount	844	124	—	—
Deferred income taxes	(422)	103	—	—
Compensation expense for equity grant	50	—	—	—
Cash provided by (used in) changes in the following items:
(Increase) decrease in accounts receivable	(239,091)	(236,335)	156,568	(155,620)
(Increase) decrease in accrued receivables	(5,956)	356,604	(373,870)	(12,432)
(Increase) decrease in reinsurance recoverable	2,489	(16,009)	—	5,402
Increase in inventory	(662)	(554)	(296)	(592)
(Increase) decrease in prepaid expenses and other current assets	(2,523)	796	(1,381)	56
(Increase) decrease in deposits and other assets	15	2,507	(707)	(2,087)
Increase in accounts payable	74,786	14,727	96,160	62,413
Increase (decrease) in accrued expenses	(608)	4,135	10,236	(763)
Increase in income taxes receivable/payable	(860)	246	—	—
Increase (decrease) in contract funds on deposit	1,940	(585)	1,675	(3,134)
Increase (decrease) in ceded reinsurance premiums payable	—	—	(2,965)	2,965
Increase (decrease) in funds held under reinsurance treaties	144,508	(73,533)	115,049	125,468
Net cash provided by operating activities	19,708	56,640	44,629	87,446
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(1,876)	(1,154)	(1,474)	(795)
Investment in intangible assets	(8,247)	(1,095)	(3,612)	(4,358)
(Purchases of) proceeds from investments, net	(9)	(8)	(169)	20
Acquisition of Laker Software, LLC, net of cash acquired	—	(35,121)	—	—
Acquisition of Envision Pharmaceutical Holdings, LLC and Subsidiaries	—	(620,002)	—	—
Acquisition of MedTrak Services, LLC, net of cash acquired	(189,631)	—	—	—
Collection of advance to employee	—	313	3	3
Net cash used in investing activities	(199,763)	(657,067)	(5,252)	(5,130)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt borrowings	173,250	572,450	—	139,437
Payments of principal on long-term debt	(5,079)	(179,292)	(7,896)	(5,861)
Financing fees incurred	(5,751)	(19,712)	—	(657)
Purchase of treasury shares	—	—	—	(177,956)
Collection of subscription receivable	—	1,761	—	1,403
Capital contributions	57,378	258,554	—	—
Distributions	(5,683)	—	(45,354)	(27,994)
Net cash provided by (used in) financing activities	214,115	633,761	(53,250)	(71,628)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	34,060	33,334	(13,873)	10,688
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	79,962	46,628	60,501	49,813
CASH AND CASH EQUIVALENTS - END OF PERIOD	$114,022	$79,962	$46,628	$60,501

The accompanying notes are an integral part of these consolidated financial statements.

	Successor	Successor	Predecessor	Predecessor
	For the year	November 4, 2013	January 1, 2013	For the year
	ended	through	through	ended
	December 31, 2014	December 31, 2013	November 3, 2013	December 31, 2012
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE YEAR FOR:
INTEREST	$48,947	$6,596	$5,590	$4,490
INCOME TAXES	$892	$—	$1,149	$1,155

NON-CASH INVESTING AND FINANCING ACTIVITIES:

The Company incurred capital lease obligations to directly finance the acquisition of various equipment of $0.3 million, $0.9 million and $2.5 million during the year ended December 31, 2014 (Successor), period from January 1, 2013 to November 3, 2013 (Predecessor) and year ended December 31, 2012 (Predecessor), respectively.

Various shareholders exercised stock options in exchange for subscription receivables held by the Company in the amount of $.1 million during the period from January 1, 2013 to November 3, 2013 (Predecessor) and year ended December 31, 2012 (Predecessor).

During the period from November 4, 2013 to December 31, 2013 (Successor), the Company recognized a deferred tax asset of $.5 million as a result of EIC becoming a C corporation.

During the year ended December 31, 2012 (Predecessor), the Company executed two term loan refinancings.  In addition to cash received, the refinancing provided for the settlement of $157.5 million of previously held term loans, $3.7 million of previously held subordinate debt instruments, and $9.3 million of fees incurred for the refinancing.

The accompanying notes are an integral part of these consolidated financial statements.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Envision Topco Holdings, LLC (Topco or the Parent) was formed by, and is majority-owned by, funds affiliated with TPG Capital L.P. (the Sponsor) on July 1, 2013. Topco wholly owns Envision Intermediate Holdings, LLC (Intermediate Holdings). Intermediate Holdings was formed on July 1, 2013, and Intermediate Holdings wholly owns Envision Acquisition Company, LLC (EAC). EAC was formed on July 1, 2013, and EAC acquired Envision Pharmaceutical Holdings, LLC (Envision Holdings) on November 4, 2013 (the Acquisition Date) in a transaction (the Acquisition) sponsored by the Sponsor. Topco does not have any business activities other than its investment in Intermediate Holdings. Intermediate Holdings does not have any business activities other than in connection with its investment in EAC. EAC does not have any business activities other than in connection with its investment in Envision Holdings.

Envision Holdings wholly owns, directly or indirectly, each of the following entities (collectively, the Subsidiaries): Rx Options, LLC, Envision Pharmaceutical Services, LLC (Ohio), Envision Pharmaceutical Services, LLC (Nevada), MedTrak Services, LLC (MedTrak), Envision Medical Solutions, LLC, First Florida Insurers of Tampa, LLC (FFI), Advance Benefits, LLC (ABI), Envision Insurance Company (EIC), Ascend Health Technologies, LLC (formerly, Midwest Technology Investments LLC), Laker Software, LLC (Laker); Design Rx Holdings LLC, Design Rx, LLC, Design Rxclusives, LLC, Rx Initiatives L.L.C. (collectively, Design Rx Companies); and Orchard Pharmaceutical Services, LLC (Orchard).

Throughout 2012 and 2013, the Design Rx Companies, FFI and ABI were single member limited liability companies. As of December 31, 2012, all other companies included in the consolidated financial statements were S corporations. Effective November 4, 2013, all companies included in the consolidated financial statements (other than EIC) are single member limited liability companies.  Effective November 4, 2013, EIC is a C corporation.

Basis of Presentation

These are the financial statements of Topco, Intermediate Holdings, EAC, and Envision Holdings and the Subsidiaries (collectively, the Company).

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation (continued)

In connection with the Acquisition: (i) Envision Holdings converted from an S corporation to a limited liability company and continues as a disregarded entity for tax purposes, with the same Delaware File Number and Federal Employer Identification Number both before and after the Acquisition, and (ii) all Subsidiaries (other than EIC) which were not limited liability companies, converted to limited liability companies. However, a new accounting basis was established in order to account for the merger as a business combination.  The accompanying consolidated statements of operations, cash flows and equity are presented for the years ended December 31, 2014, 2013 and 2012. However, the year ended December 31, 2013 is presented in two periods: the Predecessor fiscal 2013 period (January 1, 2013 to November 3, 2013) and the Successor fiscal 2013 period (November 4, 2013 to December 31, 2013), which relate to the period preceding the Acquisition Date and the period including and succeeding the Acquisition Date, respectively. Although the accounting policies are consistent for the Predecessor and Successor periods, financial information for such periods has been prepared under two different historical cost bases of accounting and is therefore not comparable. The results of the periods presented are not necessarily indicative of the results that may be achieved for future periods.

Consolidation Policy

The consolidated financial statements include the accounts of the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of Operations

Certain subsidiaries of Envision Holdings are engaged in the design, service and sale of benefit cost- sharing prescription drug programs primarily to employer groups, health plans, business coalitions, unions, and governmental agencies throughout the United States. This is achieved through use of a preferred drug list, which is a tiered benefit based upon safety, efficacy, cost of the medication, and “partner” contributions (pharmaceutical and pharmacy companies).

EIC participates as a prescription drug plan sponsor through Part D of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (Part D). Part D is administered by the Center for Medicare and Medicaid Services (CMS).

Laker provides claims processing systems and support services for prescription drug benefit programs.

The Design Rx Companies are engaged by pharmaceutical manufacturers and specialty pharmacies to offer programs to assist individuals with minimal prescription drug coverage by providing managed cash programs, coupon programs, co-pay offset programs, prescription data services, generics programs, direct to consumer programs, and patient education service programs. The Design Rx Companies also provide pharmacy claims adjudication services.

Orchard is a mail-order prescription drug pharmacy and specialty pharmacy.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect certain amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company generates its pharmacy benefit management revenue primarily from charging a flat fee per employee/member per month or per claim to enroll under the Company’s drug plans. The Company recognizes revenue over the period to which the fee is applied.

The Company also provides a variety of pharmacy benefit programs that include such services as claims processing, nationwide pharmacy network, mail services, and formulary management. Revenue is recognized at the time these services are rendered.

The Company receives premiums for plans offered under a national Medicare Part D Prescription Drug Plan.  Premiums are earned on a monthly basis over the terms of the contract.

In accordance with GAAP, when the Company provides certain pharmacy benefit management services in the fulfillment of prescriptions through the retail pharmacy network, revenues are recognized at the gross prescription price (ingredient cost plus dispensing fee less applicable co- payment). Gross reporting is appropriate because the Company has separate contractual relationships with clients and with pharmacies and has credit risk for the prescription price due from the client.

In limited instances where there are no financial risks to the Company, revenue is recorded at the net amount of the administrative fee earned for processing the claim.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Investments

The Company invests in debt securities to satisfy licensing and other requirements of various state insurance regulations. The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity.

Other investments consist of a minority investment in another company carried at cost. GAAP requires that an impairment loss be recognized if the carrying value is deemed to be not recoverable or exceeds fair value. During the years ended December 31, 2014, 2013, and 2012, the Company did not incur any impairment loss.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the previous loss history, the customer’s current ability to pay their obligations, and the general economy as a whole. The Company writes off accounts receivable when it determines them to be uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Any differences between estimated rebate billings and subsequent collections on those billings are recorded as a direct addition to rebate revenue. At December 31, 2014, 2013, and 2012, the Company provided an allowance for doubtful accounts of $1.6 million, $1.5 million, and $870 thousand, respectively.

Uninsured Plans

Portions of Part D are uninsured plans whereby the Company acts as an administrator and has no underwriting risk. The Company receives prospective payments from CMS in relation to Part D and amounts actually paid by the Company in excess of the prospective payments are recorded as a receivable due from CMS.

CMS reconciles the amounts actually paid and remits the final payment to the Company subsequent to year-end. Receivables from uninsured plans amounted to approximately $454 million, $258 million, and $193 million as of December 31, 2014, 2013 and 2012, respectively, and are included in accounts receivable in the accompanying consolidated balance sheets.

Accrued Receivables

Accrued receivables result from services provided to customers and earned rebates that have not been formally invoiced as of December 31, 2014, 2013, and 2012. Such amounts are generally invoiced on a monthly or quarterly basis.

Reinsurance

In the normal course of business, EIC seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by reinsuring certain levels of risk with a reinsurance company. EIC reports balances pertaining to reinsurance transactions “gross” on the balance sheet, meaning that reinsurance recoverable on unpaid losses and loss adjustment expenses are not deducted from insurance reserves but are recorded as a reinsurance recoverable asset.

Funds Held Under Reinsurance Treaties

The Company holds certain funds due to reinsurers as collateral for future claims to be paid. Amounts held in excess of payment of all claim obligations would be returned to the respective party.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Depreciation and amortization of property and equipment are provided by use of the straight-line method over the following estimated useful lives:

Building and improvements	40 years
Furniture, fixtures and equipment	5 – 7 years

For the year ended December 31, 2014 (Successor), period from November 4, 2013 to December 31, 2013 (Successor), period from January 1, 2013 to November 3, 2013 (Predecessor), and year ended December 31, 2013 (Predecessor), depreciation expense was $2.9 million, $.5 million, $1.9 million and $1.8 million, respectively.

Deferred Financing Fees

Deferred financing fees represent fees paid to third parties that provided services in relation to securing financing. Amortization is recognized as a component of interest expense and is computed using the straight-line method over the life of the term loan.

Intangible Assets

Intangible assets are recorded at cost and consist primarily of patents, computer software development, pharmacy benefit management accreditation license, specialty pharmacy network, non-compete agreements, customer relationships, backlog, trademarks, state insurance license costs, and manufacturer rebate contracts. Patents and computer software development costs are being amortized over their estimated useful lives of 17 and 5 years, respectively. The pharmacy benefit management accreditation license is amortized over the life of the economic benefit received, 3 years. Specialty pharmacy network is being amortized over the estimated useful life of 30 years. Non-compete agreements are being amortized over 3 to 5 years, the terms of the agreements. Customer relationships are being amortized over their estimated useful lives of 30 years.  Certain trademarks are being amortized over their estimated useful lives of 20 years. Backlog is being amortized over its useful life, 3 years. Certain trademarks and the state insurance licenses have indefinite lives and as such are tested for impairment on an annual basis. The manufacturer rebate contracts are being amortized over the life of the contracts, 3 years. For the year ended December 31, 2014, the period from November 4, 2013 to December 31, 2013 (Successor), the period from January 1, 2013 to November 3, 2013 (Predecessor) and year ended December 31, 2012 (Predecessor), amortization expense was $27.3 million, $3.7 million, $2.6 million and $1.9 million, respectively.

The Company assesses its intangible assets for impairment in accordance with GAAP. GAAP requires that an impairment loss be recognized if the carrying amount of an intangible asset is deemed not to be recoverable and its carrying amount exceeds its fair value. During the years ended December 31, 2014, 2013 and 2012, the Company did not incur any impairment charges related to intangible assets.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill

As of December 31, 2012, the Company recorded $4.9 million of goodwill in relation to the 2006 acquisition of FFI and ABI and the 2010 acquisition of the Design Rx Companies. Goodwill represents the excess of cost over the fair value of the tangible net assets acquired. This goodwill has been tested for impairment using qualitative analysis and, if necessary, fair value measurement techniques.  At December 31, 2012, no impairment charge was necessary.

As of December 31, 2013, the Company recorded $390.4 million of goodwill in relation to the 2013 acquisitions described in Note 2. This goodwill has been tested for impairment using qualitative analysis and, if necessary, fair value measurement techniques. At December 31, 2014, no impairment charge was necessary.

During the year ended December 31, 2014, the Company recorded $34.0 million of goodwill in relation to the MedTrak acquisition described in Note 2, which will be tested for impairment in 2015 and thereafter.

Contract Funds on Deposit

The Company holds certain funds as collateral for future claims to be paid and for expenses incurred related to the administration of contracts with Part D clients. Deposits are returned to clients subsequent to the expiration of the contracts.

Inventory

Inventory is carried at the lower of cost or market, with cost being determined by the first-in, first-out (FIFO) method. At December 31, 2014, 2013 and 2012, inventory consisted of prescription drugs purchased by Orchard.

Derivative Instruments and Hedging Activities

The Company utilizes interest rate swaps to hedge potential rate increases in its variable rate debt. At the inception of the interest rate swap contracts, the Company determined that the contracts were derivative instruments. Because the instruments are designed as an effective cash flow hedge, the mark-to-market gains or losses on each swap are deferred and included as a component of accumulated other comprehensive income or loss to the extent affected.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Federal Income Taxes

For the period from January 1, 2013 through November 3, 2013 and the year ended December 31, 2012, Envision Holdings and subsidiaries, with the consent of its shareholders, elected under the Internal Revenue Code to be taxed as an S Corporation. In lieu of corporation Federal income taxes, the shareholders of an S Corporation are taxed on their proportionate share of a company’s taxable income. Therefore, no provision or liability for Federal income taxes has been included in these consolidated financial statements. Envision Holdings and subsidiaries have no uncertain tax positions that have been taken and believes it can defend its tax returns to any tax jurisdiction. Envision Holdings and the Subsidiaries are no longer subject to examination by tax authorities for years before 2011.

Effective November 4, 2013, the Company, other than EIC, is a single member limited liability company. The Company is treated as a disregarded entity for Federal income tax purposes. In lieu of corporation Federal income taxes, the members of the Parent are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for Federal income taxes has been included in these consolidated financial statements for these entities.

The Parent files income tax or information returns in the U.S. Federal jurisdiction, and various state and local jurisdictions. The Parent currently has no uncertain tax positions that have been taken and believes it can defend its tax returns to any tax jurisdiction. The Parent is subject to examination by tax authorities for 2014 and 2013.

Effective with the acquisition of Envision Holdings by the Sponsor and its conversion to a limited liability company on November 4, 2013, EIC became taxed as a C Corporation under the Internal Revenue Code. Tax provisions for the year ended December 31, 2014 and the period from November 4, 2013 to December 31, 2013 have been recorded and applicable deferred taxes have been recorded as of December 31, 2014 and 2013. EIC currently has no uncertain tax positions that have been taken and believes it can defend its tax returns to any tax jurisdiction. EIC is subject to examination by tax authorities for 2014 and 2013.

EIC recognizes interest and penalties related to tax contingencies in operating expenses. As of and for the year ended December 31, 2014, as of December 31, 2013 and for the period from November 4, 2013 to December 31, 2013, EIC did not recognize any expense for interest and penalties.

Subsequent Events

The Company has evaluated subsequent events through March 9, 2015, the date these financial statements were available to be issued. Other than the matter described in Note 20, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.              ACQUISITIONS

Acquisition - TPG

Envision Holdings was acquired on the Acquisition Date through the Acquisition described in Note 1.

The Acquisition has been accounted for as a purchase business combination. Acquisition-related transaction costs include investment banking, legal and accounting fees, and other external costs directly related to the Acquisition. Such transaction costs paid at closing totaled $65.6 million and include $19.7 million that was capitalized as debt issuance costs and $25.1 million which are included in operating expenses in the consolidated statements of operations.

The remaining $20.8 million was paid by the Company out of equity proceeds from the Acquisition. These costs have been reflected in the consolidated financial statements as a reduction of the capital contribution from the Sponsor.

Sources and Uses of Funds

The sources and uses of funds in connection with the Acquisition are summarized below (in thousands):

Successor
2013
Sources:
Proceeds from 1st Lien Term Loan, net of discount	$400,950
Proceeds from 2nd Lien Term Loan, net of discount	171,500
Proceeds from equity contributions	403,372
Envision Holdings cash used in transaction	15,000
Company cash used for post-closing adjustment	51,124
$1,041,946
Uses:
Payoff November 2012 Term Loan	$178,063
Equity purchase price	759,338
Transaction costs	52,405
Employee retention program	2,820
Excess cash to balance sheet	49,320
$1,041,946

Proceeds from equity contributions of $403.4 million include $141 million rollover equity contributions from certain employees who were shareholders of Envision Holdings prior to the Acquisition.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.              ACQUISITIONS (continued)

Sources and Uses of Funds

The Acquisition was recorded under the acquisition method of accounting by the Parent and pushed- down to the Company by allocating the purchase consideration of $951.6 million to the cost of the assets acquired, including intangible assets, based on their estimated fair values at the Acquisition Date. The allocation of purchase price is based on management’s judgment after evaluating several factors, including, but not limited to, valuation assessments of tangible and intangible assets. The excess of the total purchase price over the fair value of assets acquired and the liabilities assumed of $372.5 million is recorded as goodwill. The goodwill arising from the Acquisition consists largely of the commercial potential of the Company.  The fair value of intangible assets acquired and residual goodwill was determined based on a third party valuation.

Purchase Price Allocation

The following sets forth the Company’s purchase price allocation (in thousands):

Cash and cash equivalents	$46,628
Investments	6,562
Accounts receivable and accrued receivables	588,492
Prepaid and other	4,009
Inventory	4,924
Property and equipment	12,284
Intangible assets	540,576
Goodwill	372,490
Other assets	4,785
Current liabilities	(629,149)
Total purchase price allocation	$951,601

Identifiable Intangible Assets

In performing the purchase price allocation, the Company considered, among other factors, the intended future use of acquired assets, analyses of historical financial performance and estimates of future performance. The following table sets forth the components of intangible assets as of the date of the Acquisition (in thousands):

	Fair	Useful Life
Intangible Asset	Value	(in years)
Customer relationships	$253,100	30
Backlog	19,500	3
Patented technology	11,200	14
Non-compete agreements	12,138	3 to 5
CMS license	186,600	indefinite
Trademarks	49,900	indefinite
Other	8,138	3 to 5
	$540,576

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.              ACQUISITIONS (continued)

Identifiable Intangible Assets (continued)

Customer relationships represent the fair value of the Company’s existing customer base. Backlog represents the fair value of the Company’s backlog of client contracts. Patented technology represents the fair value of the Company’s patented technology for passing 100% of earned rebates to the benefit payer at the point of sale for the Company’s pharmacy benefit management business. Non-compete agreements represent the fair value of the Company’s non-compete agreements with certain employees. Useful lives of the amortizable intangible assets were based on estimated economic useful lives and are being amortized using the straight-line method.

CMS license represents the fair value of the Company’s Part D license with CMS. Trademarks represent the fair value of the Company’s established trademarks in the pharmacy benefit management business and the infertility and fertility pharmacy services business. CMS license and trademarks are not amortized, but will be evaluated for potential impairment on a periodic basis.

Acquisition - Laker

On November 26, 2013 the Company purchased 100% of the equity interest of Laker Software LLC (Laker). The aggregate purchase price was $44.6 million and was comprised of the following (in thousands):

Cash	$35,705
Class B Units of Topco	8,910
Total purchase price	$44,615

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed in the purchase of Laker (in thousands):

Cash	$584
Accounts receivable	1,524
Prepaid expenses	3
Property and equipment, net	300
Claims adjudication software	20,500
Other intangibles	3,900
Goodwill	17,954
Total assets acquired	44,765
Accounts payable and accrued expenses	150
Total liabilities assumed	150
Net purchase price	$44,615

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.              ACQUISITIONS (continued)

Acquisition — Laker (continued)

The excess of the purchase price over the fair value of the net assets acquired and identifiable intangible assets acquired was allocated to goodwill. The Company believes the acquisition of Laker creates synergies from combining the operations of the Company and Laker, complements its existing business, increases the Company’s capabilities, and should enable the Company to provide broader product offerings to new and existing customers.

The fair value of $8.9 million for 8.9 million Class B units of Topco issued as part of the consideration paid for Laker was determined based on negotiations between the Company and the members of Laker. The fair value of intangible assets acquired and residual goodwill was determined based on a third party valuation.

As part of the Laker transaction, the Company incurred professional fees of $571 thousand during 2013, which are included as an element of selling, general and administrative expense in the accompanying Successor consolidated statement of operations.

In connection with the acquisition of Laker on November 26, 2013, certain Laker employees were granted 2,000,000 phantom units of Topco (the Phantom Units).

The Company entered into employment agreements through November 26, 2016 with two of the three individuals who were the sellers of Laker. The Company entered into a consulting agreement through November 26, 2015 with the third individual who was one of the sellers of Laker. The employment agreements and consulting agreement contain an annual incentive compensation plan based on Laker’s annual achievement of EBITDA in excess of a threshold level. The three individuals who were the sellers of Laker also entered into non-compete agreements.

Acquisition — MedTrak

On September 8, 2014 the Company purchased 100% of the equity interest of MedTrak Services, LLC (MedTrak). The aggregate purchase price was $211.8 million and was comprised of the following (in thousands):

Cash	$198,693
Class B Units of Topco	13,090
Total purchase price	$211,783

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.              ACQUISITIONS (continued)

Acquisition — MedTrak (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed in the purchase of MedTrak (in thousands):

Cash	$9,062
Accounts receivable	33,927
Prepaid expenses	81
Property and equipment, net	299
Deposits and other assets	27
Customer relationships	140,800
Trademarks	36,400
Other intangibles	400
Goodwill	33,957
Total assets acquired	254,953
Accounts payable and accrued expenses	43,170
Total liabilities assumed	43,170
Net purchase price	$211,783

The excess of the purchase price over the fair value of the net assets acquired and identifiable intangible assets acquired was allocated to goodwill. The Company believes the acquisition of Laker complements its existing business, increases the Company’s capabilities, and should enable the Company to provide broader product offerings to new and existing customers.

The fair value of $13.1 million for 12.6 million Class B units of Topco issued as part of the consideration paid for MedTrak was determined based on negotiations between the Company and the members of MedTrak. The fair value of intangible assets acquired and residual goodwill was determined based on a third party valuation.

As part of the MedTrak acquisition, transaction costs paid at closing totaled $6.5 million and include $5.8 million that was capitalized as debt issuance costs and $0.7 million that are included as an element of selling, general and administrative expense in the accompanying consolidated statement of operations.

The Company entered into employment agreements through September 8, 2017 with three members of MedTrak management. The employment agreements contain an annual incentive compensation plan based on the Company’s annual achievement of EBITDA in excess of a threshold level. The three individuals also entered into non-compete agreements.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.              ACQUISITIONS (continued)

Acquisition — MedTrak (continued)

The following pro forma consolidated statements of income for 2014, 2013 and 2012 have been prepared as if the acquisitions of Laker and MedTrak had occurred on January 1, 2012 (in thousands):

	2014 (unaudited)	2013 (unaudited)	2012 (unaudited)
Revenues	$4,242,608	$3,986,570	$3,052,644
Cost of revenues	3,983,088	3,743,601	2,847,342

Gross profit	259,520	242,969	205,302

Operating expenses:
Selling, general and administrative	149,521	128,256	110,973
Depreciation and amortization	38,009	19,567	14,724
Incurred in connection with Acquisition	—	25,124	—
	187,530	172,947	125,697

Income from operations	71,990	70,022	79,605

Other expenses	(52,352)	(18,745)	(10,959)

Income before (provision for) benefit from Federal income taxes	19,638	51,277	66,646

(Provision for) benefit from Federal income taxes	367	(350)	—

Net income	20,005	50,927	66,646

Other expenses	52,352	18,745	10,959

Provision for (benefit from) Federal income taxes	(367)	350	—

Depreciation and amortization	38,009	19,567	14,724

EBITDA	$109,999	$89,589	$94,329

Operating earnings before interest, income taxes, depreciation and amortization (EBITDA) shown on a pro forma basis in the table above is calculated as net income excluding the impact of income taxes, interest expense, interest income, write-off of deferred financing fees, and depreciation and amortization, and has not been adjusted to remove expenses incurred in connection with the Acquisition or other non-recurring and/or non-operating items included in income from operations. EBITDA in the table above has not been adjusted to reflect the increase in gross profit realized through post-acquisition operational improvements and synergies.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.              ACQUISITIONS (continued)

Acquisition — MedTrak (continued)

However, EBITDA in the table above has been adjusted to remove professional fees expense incurred in 2013 for the acquisition of Laker and 2014 for the acquisition of MedTrak, and to reflect contractual changes in compensation expense for 2013 for Laker. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisitions of Laker and MedTrak been consummated as of January 1, 2012.

3.              EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

The Company uses EBITDA as a primary measurement of the Company’s earnings. The Company’s consolidated EBITDA for the year ended December 31, 2014, period from November 4, 2013 to December 31, 2013 (Successor), period from January 1, 2013 to November 3, 2013 (Predecessor), and year ended December 31, 2012 (Predecessor) is summarized as follows (in thousands):

	Successor	Successor	Predecessor	Predecessor
	2014	2013	2013	2012
Net income (loss)	$11,572	$(440)	$32,890	$55,259
Interest expense	52,226	7,169	6,477	5,335
Other (income) expenses	(41)	(13)	5,050	5,725
Provision for (benefit from) Federal income taxes	(367)	350	—	—
Depreciation and amortization	30,198	4,176	4,510	3,767

EBITDA	$93,588	$11,242	$48,927	$70,086

EBITDA shown in the table above has not been adjusted to remove expenses incurred in connection with the Acquisition, the Laker transaction, the MedTrak transaction, or other non-recurring and/or non-operating items included in income from operations.

4.              INVESTMENTS

At December 31, 2014, 2013 and 2012, EIC held investments in U.S. Treasury debt securities that were classified as held to maturity and carried at amortized cost. The amortized cost and estimated fair values of investments at December 31, 2014, 2013, and 2012 were as follows (in thousands):

	Successor	Successor	Predecessor
	2014	2013	2012
Amortized cost	$6,564	$6,557	$6,462
Gross unrealized gains	12	38	77

Estimated fair value	$6,576	$6,595	$6,539

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.              INVESTMENTS (continued)

Contractual maturities of held-to-maturity securities at December 31, 2014, 2013 and 2012, were as follows (in thousands):

	Successor	Successor	Predecessor
	2014	2013	2012
Due in one year or less	$5,994	$300	$4,757
Due after one year but less than five years	570	6,257	1,705

	$6,564	$6,557	$6,462

5.              INTANGIBLE ASSETS

The following is a summary of the intangible assets that are presented in the accompanying consolidated balance sheets as of December 31, 2014, 2013, and 2012 (in thousands):

	Successor
	2014
Description	Cost	Accumulated Amortization	Net Carrying Value
Subject to amortization:

Backlog	$19,500	$7,529	$11,971
Claims adjudication software	20,500	2,841	17,659
Computer software development	11,733	1,915	9,818
Customer relationships	395,600	11,844	383,756
Other intangibles	5,376	1,565	3,811
Non-compete agreements	12,938	3,855	9,083
Pharmacy benefit management accreditation license	176	77	99
Patents	11,200	926	10,274
Trademarks	36,400	476	35,924

	$513,423	$31,028	482,395

Indefinite-lived intangible assets:

State insurance license costs			177
CMS license			186,600
Trademarks			51,700
			238,477

			$720,872

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.              INTANGIBLE ASSETS (continued)

	Successor
	2013
		Accumulated	Net Carrying
Description	Cost	Amortization	Value
Subject to amortization:

Backlog	$19,500	$1,029	$18,471
Claims adjudication software	20,500	248	20,252
Computer software development	4,347	292	4,055
Customer relationships	254,800	1,261	253,539
Other intangibles	4,555	225	4,330
Non-compete agreements	12,538	500	12,038
Pharmacy benefit management accreditation license	176	13	163
Patents	11,200	122	11,078

	$327,616	$3,690	323,926

Indefinite-lived intangible assets:

State insurance license costs			177
CMS license			186,600
Trademarks			51,700
			238,477

			$562,403

	Predecessor
	2012
		Accumulated	Net Carrying
Description	Cost	Amortization	Value
Subject to amortization:

Computer software development	$2,764	$1,148	$1,616
Other intangibles	5,512	1,390	4,122
Non-compete agreements	2,300	1,162	1,138
Pharmacy benefit management accreditation license	238	156	82
Patents	881	406	475
Specialty pharmacy network	19,300	1,951	17,349

Balance to next page	$30,995	$6,213	24,782

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.              INTANGIBLE ASSETS (continued)

	Predecessor
	2012
		Accumulated	Net Carrying
Description	Cost	Amortization	Value
Balance from previous page	$30,995	$6,213	$24,782
Indefinite-lived intangible assets:
State insurance license costs			177
Trademarks			12,500
			12,677

			$37,459

The Company expects amortization expense for the next 5 years to be as follows (in thousands):

YEAR ENDING
DECEMBER 31,
2015	$31,881
2016	30,271
2017	23,263
2018	20,668
2019	19,197

6.                      DEFERRED FINANCING FEES

Deferred financing fees of $21.9 million, $19.4 million, and $5.0 million at December 31, 2014, 2013, and 2012, respectively, represents fees paid to third parties that provided services in relation to securing financing. The deferred financing fees are shown net of accumulated amortization of $3.2 million, $460 thousand, and $122 thousand at December 31, 2014, 2013, and 2012, respectively.

Expected future amortization expense for the deferred financing fees for the next 5 years is as follows

(in thousands):

YEAR ENDING
DECEMBER 31,
2015	$3,761
2016	3,732
2017	3,732
2018	3,661
2019	3,277

$18,344

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.              LINE OF CREDIT AND LONG-TERM DEBT

Predecessor

On November 30, 2012, the Company and the bank group entered into an amended and restated credit agreement (the 2012 Credit Agreement), which provided the Company with (i) a $185 million term loan (the 2012 Term Loan) payable in quarterly installments with a balloon payment in November 2017 and (ii) a $50 million revolving line of credit (the 2012 Line of Credit) maturing in November 2017.

The 2012 Term Loan and any outstanding borrowings on the 2012 Line of Credit bore interest at a variable rate based on the one-month LIBOR plus an interest margin based on the Company’s leverage ratio. As of December 31, 2012, the Company had $0 borrowings on the 2012 Line of Credit. The 2012 Term Loan and the 2012 Line of Credit were collateralized by (i) a first lien on substantially all assets of the Company (other than the assets of EIC) and (ii) a pledge of the stock of each of the Company’s subsidiaries (other than EIC). Each of the Company’s subsidiaries (other than EIC) guaranteed the 2012 Term Loan and the 2012 Line of Credit.  The 2012 Credit Agreement required the Company to maintain certain financial covenants pertaining to leverage and fixed charges.  The Company was in compliance with the covenants as of December 31, 2012.

Successor

In connection with the Acquisition, on November 4, 2013, EAC and various lenders entered into agreements for (i) a $65 million revolving credit facility (the Revolving Credit Facility), (ii) a $405 million first lien term loan (the 1st Lien Term Loan) and (iii) a $175 million second lien term loan (the 2nd Lien Term Loan). The 2012 Term Loan was repaid in-full on November 4, 2013 in connection with the Acquisition.

In connection with the acquisition of MedTrak, on September 8, 2014 EAC and various lenders entered into: (i) incremental amendment No. 1 to the first lien credit agreement which increased the 1st Lien Term Loan principal amount by $125 million (the Incremental 1st Lien Term Loan), (ii) incremental amendment No. 1 to the second lien term loan credit agreement which increased the 2nd Lien Term Loan principal amount by $50 million (the Incremental 2nd Lien Term Loan) and (iii) incremental amendment No. 2 to the first lien credit agreement which increased the Revolving Credit Facility from $65 million to $100 million.

The Revolving Credit Facility is fully available for borrowing, and is not subject to a borrowing base or any other availability calculations. The Revolving Credit Facility matures in November 2018, and any outstanding borrowings bear interest at a variable rate based on the one-month LIBOR plus an interest margin (based on the Company’s leverage ratio) in the range of 4.50% to 4.75%. As of December 31, 2014 and 2013, the Company had $0 borrowings on the Revolving Credit Facility. The Revolving Credit Facility requires the Company to comply with a financial covenant pertaining to secured first lien leverage as of the end of each quarter. The Company was in compliance with the financial covenant as of December 31, 2014 and 2013.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.              LINE OF CREDIT AND LONG-TERM DEBT

Successor (continued)

The 1st Lien Term Loan is payable in quarterly installments of $1.3 million, with a balloon payment in November 2020. The 1st Lien Term Loan and Incremental 1st Lien Term Loan bears cash interest based on the one-month LIBOR (subject to a LIBOR floor of 1.00%) plus 4.75%.  The 1st Lien Term loan was issued net of an original issue discount of $4.0 million (the 1st Lien OID). The 1st Lien OID is amortized to interest expense over the contractual term of the 1st Lien Term Loan, which results in an effective interest rate of 6.01% annually.  The Incremental 1st Lien Term Loan of $125 million was issued net of an original issue discount of $0.6 million (the Incremental 1st Lien OID). The Incremental 1st Lien OID is amortized to interest expense over the contractual term of the Incremental 1st Lien Term Loan, which results in an effective interest rate of 5.93% annually.

The 2nd Lien Term Loan is non-amortizing, and matures in November 2021.  The 2nd Lien Term Loan and Incremental 2nd Lien Term Loan bears cash interest based on the one-month LIBOR (subject to a LIBOR floor of 1.00%) plus 8.75%. The 2nd Lien Term loan was issued net of an original issue discount of $3.5 million (the 2nd Lien OID). The 2nd Lien OID is amortized to interest expense over the contractual term of the 2nd Lien Term Loan, which results in an effective interest rate of 10.26% annually. The Incremental 2nd Lien Term Loan of $50 million was issued net of an original issue discount of $0.3 million (the Incremental 2nd Lien OID).  The Incremental 2nd Lien OID is amortized to interest expense over the contractual term of the Incremental 2nd Lien Term Loan, which results in an effective interest rate of 9.98% annually.

The Revolving Credit Facility and 1st Lien Term Loan are collateralized by (i) a first lien on substantially all assets of the Company (other than the assets of EIC) and (ii) a pledge of the stock of each of the Company’s subsidiaries (other than EIC). Each of the Company’s subsidiaries (other than EIC) guaranteed the Revolving Credit Facility and the 1st Lien Term Loan.

The 2nd Lien Term Loan is collateralized by (i) a second lien on substantially all assets of the Company (other than the assets of EIC) and (ii) a pledge of the stock of each of the Company’s subsidiaries (other than EIC). Each of the Company’s subsidiaries (other than EIC) guaranteed the 2nd Lien Term Loan.

As of December 31, 2014, 2013, and 2012, the Company has interest cap agreements with commercial banks which provide hedges that set the maximum LIBOR rate at 2.75% for approximately $76 million of debt principal outstanding through November 2015.

The first lien credit agreement and the second lien credit agreement restrict the Company’s ability to pay dividends or distributions to the amount that is required for income tax purposes.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.              LINE OF CREDIT AND LONG-TERM DEBT (continued)

At December 31, 2014, 2013, and 2012, long-term debt consisted of the following (in thousands):

	Successor	Successor	Predecessor
	2014	2013	2012
2012 Term Loan payable to a bank group in quarterly installments of principal ranging between $2.3 million and $4.6 million plus variable rate interest (3.7% at December 31, 2012) subject to interest rate cap agreements through November 2015; collateralized by a first lien on substantially all assets of the Company (other than the assets of EIC) and a pledge of the stock of each of the Company’s subsidiaries (other than EIC)	$—	$—	$185,000

1st Lien Term Loan payable to a lender group in quarterly installments of principal of $1.3 million plus variable interest (5.75% at December 31, 2014 and 2013) with a balloon payment in November 2020; collateralized by a first lien on substantially all assets of the Company (other than the assets of EIC) and a pledge of the stock of each of the Company’s subsidiaries (other than EIC); outstanding amount as of December 31, 2014 and 2013, is net of original issue discount of $4.1 million and $4.0 million, respectively	520,244	400,016	—

2nd Lien Term Loan payable to a lender group in-full at maturity in November 2021 with variable interest (9.75% at December 31, 2014 and 2013) payable quarterly; collateralized by a second lien on substantially all assets of the Company (other than the assets of EIC) and a pledge of the stock of each of the Company’s subsidiaries (other than EIC); outstanding amount as of December 31, 2014 and 2013, is net of original issue discount of $3.4 million and $3.4 million, respectively.	221,607	171,546	—

Balance to next page	741,851	571,562	185,000

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.              LINE OF CREDIT AND LONG-TERM DEBT (continued)

	Successor	Successor	Predecessor
	2014	2013	2012

Balance from previous page	$741,851	$571,562	$185,000

Capital leases payable to various vendors expiring in various years through 2017; collateralized by certain equipment and a vehicle with a cost of $5.5 million and a net book value of $2.9 million.	1,667	2,593	2,815
	743,518	574,155	187,815
Less: Current portion	(5,262)	(4,468)	(10,262)
	$738,256	$569,687	$177,553

Future maturities of long-term debt are as follows (in thousands):

YEAR ENDING
DECEMBER 31,
2015	$5,262
2016	4,845
2017	4,335
2018	4,108
2019	4,022
Thereafter	720,946
$743,518

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.                            CAPITALIZATION

The following table sets forth the fully vested Class A Units and Class B Units of Topco as of December 31, 2013 and 2014:

			Total Class A
	Class A	Class B	and Class B
	Units	Units	Units

Issued at $1.00 per unit and outstanding as of December 31, 2013	279,380,000	149,902,280	429,282,280
Issued at $1.00 per unit during 2014	1,650,000	—	1,650,000
Redeemed at $1.00 per unit during 2014	—	(200,000)	(200,000)
Granted at deemed value of $1.00 per unit during 2014 and vested in 2014	720,000	—	720,000
Issued at $1.04 per unit during 2014	48,586,308	16,941,030	65,527,388

Issued and outstanding at December 31, 2014	330,336,308	166,643,310	496,979,618

All Class A Units and Class B Units outlined in the table above were issued in exchange for an actual or deemed cash contribution to Topco of either $1.00 per Unit or $1.04 per Unit, which represented fair market value at the date of issuance.

Class B Units are subject to certain restrictions not imposed upon the Class A Units owned by the Sponsor. Such restrictions include limitations on transfer, such as (i) requisite holding periods, (ii) non-transferability to competitors, (iii) drag-along covenants imposed by, and rights of first offer in favor of, the Sponsor, (iv) call rights in favor of Topco in certain circumstances, and (v) lock-up periods which may be different than those imposed on Class A Units in the event of a public offering of Envision Holdings’ or Topco’s securities. Class A Units not owned by the Sponsor are similarly subject to the restrictions outlined in (iii) and (iv) of the previous sentence. In addition, owners of Class B Units are essentially restricted in their activities to being an investment vehicle in Topco, and may not perform certain business functions (including incurring indebtedness, redeeming equity outside of the parameters of the Limited Liability Company Agreement of Topco or issuing additional securities).

A member of Topco’s board of directors was granted 720,000 Class A Units in 2014 which are included in the Class A Units outlined in the table above, and are comprised of (i) 670,000 Class A Units, which vested in full on the date of grant, January 8, 2014, and (ii) 50,000 Class A Units, which vested in full on November 4, 2014. In addition, this board member was granted the right to receive a number of Class A Units with a fair market value of $50,000 on each November 4th (so long as he remains a member of Topco’s board of directors on such date), beginning with November 4, 2014, which Class A Units vest in full on the one-year anniversary of the date of grant.  48,077 Class A Units granted on November 4, 2014 pursuant to the arrangement set forth in the previous sentence are not reflected in the table set forth above.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.                            CAPITALIZATION (continued)

In connection with the acquisition of Laker on November 26, 2013, 12 Laker employees were granted a total of 1,999,992 phantom units of Topco (the Phantom Units) (166,666 Phantom Units each). The Phantom Units are the economic equivalent of Class B Units of Topco, and vest as follows: (i) 0.5 million vested on November 26, 2014, (ii) 0.5 million on November 26, 2015 (subject to continuing employment) and (iii) 1.0 million immediately upon a qualifying liquidity event (subject to continuing employment) in which the Sponsor receives a multiple of money of at least 3.0 times its initial investment.  The Phantom Units are not reflected in the table set forth above.

The following table sets forth the Class C-1 Units of Topco (the Class C-1 Units) and the Class C-2 Units of Topco (the Class C-2 Units) as of December 31, 2013 and 2014:

			Total Class C-1
	Class C-1	Class C-2	and Class C-2
	Units	Units	Units

Granted at $1.00 per unit hurdle and outstanding as of December 31, 2013	5,735,000	7,485,000	13,220,000
Granted at $1.00 per unit hurdle rate during 2014	7,230,000	7,230,000	14,460,000
Previously granted at $1.00 per unit hurdle rate and cancelled during 2014	(180,000)	(180,000)	(360,000)
Granted at $1.04 per unit hurdle rate during 2014	2,360,000	2,360,000	4,720,000

Granted and outstanding at December 31, 2014	15,145,000	16,895,000	32,040,000

As outlined in the table above, in 2013 certain employees and a member of Topco’s board of directors were granted 5,735,000 Class C-1 Units at a $1.00 per Unit hurdle rate and 7,485,000 Class C-2 Units at a $1.00 per Unit hurdle rate, which represented fair market value at the date of grant. As outlined in the table above, in 2014 certain employees and certain members of Topco’s board of directors were granted 2,360,000 Class C-1 Units at a $1.04 per Unit hurdle rate and 2,360,000 Class C-2 Units at a $1.04 per Unit hurdle rate, which represented fair market value at the date of grant.  All Class C-1 Units vest (subject to continuing employment) 20% per year on each of  the first five anniversaries of the Acquisition Date (or first five anniversaries of the date of grant for Class C-1 Units grants subsequent to December 18, 2013).  Except as outlined in the next sentence, Class C-2 Units vest (subject to continuing employment) 20% per year from 2014 through 2018 if the Company achieves a target-level of EBITDA established annually by Topco’s board of directors. A certain amount of Class C-2 Units granted to a member of Topco’s board of directors vest only upon a qualifying liquidity event in which the Sponsor receives a multiple of money of at least 3.0 times its initial investment.  All Class C-2 Units immediately vest in full (subject to continuing employment) upon a qualifying liquidity event in which the Sponsor receives a multiple of money of at least 3.5 times its initial investment.   All Class C-1 Units and Class C-2 Units are intended to represent “Profits Interests” in Topco within the meaning of IRS Revenue Procedure 93-27 (June 9, 1993) and IRS Revenue Procedure 2001-43 (August 3, 2001), will not receive distributions from Topco (other than certain tax distributions) until such time as the holders of Class A Units and Class B Units have received their unreturned capital contributions from Topco.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.                            CAPITALIZATION (continued)

In accordance with the terms of the Merger Agreement summarized in Note 20, all Phantom Units, Class C-1 Units and Class C-2 Units outstanding on the Closing date will be paid-out in connection with the Closing as if fully vested.

The shares of common stock authorized, issued and outstanding at December 31, 2012 (Predecessor) were as follows:

Predecessor
2012

Authorized	2,000,000
Issued	1,692,000
Outstanding	1,132,393

9.                      COMMITMENTS

Leases

The Company leases office facilities and office equipment under various non-cancelable operating lease agreements through 2023.

The Company also leases a vehicle and equipment under various capital lease agreements. These leases are included in long-term debt and the related assets have been capitalized.

Minimum annual rentals for operating and capital leases under the remaining lease terms are as follows (in thousands):

YEAR ENDING	Capital	Operating
DECEMBER 31,	Leases	Leases
2015	$1,009	$3,882
2016	586	3,965
2017	143	3,208
2018	8	3,191
2019	—	3,209
Thereafter	—	9,863

	1,746	$27,318
Less: Interest included in capital lease obligations	(79)

	$1,667

For the year ended December 31, 2014 (Successor), period from November 4, 2013 to December 31, 2013 (Successor), period from January 1, 2013 to November 3, 2013 (Predecessor), and year ended December 31, 2012 (Predecessor), the Company incurred rent expense of $3.8 million, $.5 million, $2.6 million, and $2.4 million, respectively.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.               RELATED PARTY TRANSACTIONS

In connection with the Acquisition, EAC, Intermediate Holdings and Topco entered into a management services agreement with TPG VI Management, LLC (Management), an affiliate of the Sponsor, pursuant to which Management, its affiliates and designees received on the closing date an aggregate transaction fee and reimbursement of expenses in the amount of $20.8 million in cash, which was paid by the Company out of equity proceeds from the Acquisition. In addition, pursuant to such agreement, and in exchange for on-going consulting and management advisory services that will be provided to the Company, the Sponsor will receive an annual monitoring fee of 1% of consolidated EBITDA. For the year ended December 31, 2014 (Successor) and the period from November 4, 2013 to December 31, 2013 (Successor), $964 thousand and $151 thousand, respectively, was recorded for monitoring fees and expenses and is included in general and administrative expenses in the consolidated statements of operations.

11.               CONCENTRATIONS

The Company places its cash with regulated financial institutions. Balances with the financial institutions may exceed Federally insured limits.

12.               CONTINGENCIES

The Company is subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the outcome of such current proceedings will not materially affect the Company’s operations, cash flows or financial position.

13.                EMPLOYEE BENEFIT PLAN

The Company has a 401(k) Plan (the Plan) covering substantially all of its employees who are at least age 21 and have completed six months of service.  Participating employees may elect to contribute, on a tax deferred basis, a portion of their compensation in accordance with Section 401(k) of the Internal Revenue Code.  Additional matching contributions may be made to the Plan at the discretion of the Company.  For the year ended December 31, 2014 (Successor),  period from November 4, 2013 to December 31, 2013 (Successor), period from January 1, 2013 to November 3, 2013 (Predecessor), and year ended December 31, 2012 (Predecessor), the Company contributed $2.5 million, $2.1 million, $.3 million and $1.5 million, respectively.

14.                   DERIVATIVES

The Company entered into various interest rate swaps during 2014 with maturities ranging from 2015 to 2019. A net settlement is made quarterly based on the difference between various fixed rates (depending on the hedge) and the greater of the three-month LIBOR or one percent. The net settlement is recorded to interest expense. As a result of the swap agreements, interest expense was increased by $3.1 million for the year ended December 31, 2014.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.                   DERIVATIVES (continued)

At December 31, 2014, the Company recorded a liability of $5.7 million for the present value of the estimated increase in interest over the remaining term of the swap agreements. A corresponding charge or credit for the net change was made to other comprehensive loss for the year ended December 31, 2014.

15.                   FAIR VALUE MEASUREMENTS

GAAP requires disclosure of a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into the following three broad categories:

•                  Level 1 — Quoted unadjusted prices for identical instruments in active markets to which the Company has access at the date of measurement.

•                  Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 2 inputs are those in markets for which there are few transactions, the prices are not current, little public information exists, or in instances where prices vary substantially over time or among brokered market makers.

•                  Level 3 — Model derived valuations in which one or more significant inputs of significant value drivers are unobservable. Unobservable inputs are those inputs that reflect the Company’s own assumptions that market participants would use to price the assets or liabilities based on the best available information.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used should maximize the use of observable inputs and minimize the use of unobservable inputs.

The following is a description of the valuation methodology used for liabilities measured at fair value at December 31, 2014.

Interest rate swaps — Valued by observable market data of similar liabilities

The preceding method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation method is appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.                   FAIR VALUE MEASUREMENTS (continued)

The following table presents the Company’s net liability measured at fair value on a recurring basis at December 31, 2014 (in thousands):

	Level 1	Level 2	Level 3	Total

Interest rate swaps	$—	$5,665	$—	$5,665

Other Financial Instruments

The fair value of current assets and liabilities approximate carrying value because of the short-term nature of these items. There is no quoted market value for the 1st Lien Term Loan or 2nd Lien Term Loan. Accordingly, management estimates that the recorded value of 1st Lien Term Loan and 2nd Lien Term Loan approximates the fair value of those instruments.

16.               STOCK OPTIONS, PHANTOM STOCK AND TREASURY STOCK

At December 31, 2012, employees had unexercised stock options outstanding to acquire 7,000 shares of the Company’s common stock at an exercise price of approximately $40 per share. At December 31, 2012, 3,000 shares of unexercised stock options outstanding were vested and the remaining 4,000 shares of unexercised stock options outstanding vested in January 2013. The fair value of the previously issued stock option awards, as estimated using a valuation model, was not significant. Accordingly, no compensation costs related to the awards has been recognized. All outstanding stock options were exercised immediately prior to the Acquisition.

In 2012, the Company granted 25,000 shares of phantom stock to employees at a base price of $392 per share. Subsequent to December 31, 2012, the Company granted 17,500 shares of phantom stock to employees at a base price of $400 per share. All phantom stock became immediately fully vested as a result of the Acquisition and was redeemed. The Predecessor consolidated statement of operations for the period from January 1, 2013 through November 3, 2013 includes phantom stock expense of $10.2 million.

During 2012, the Company purchased 360,577 shares of the Company’s common stock as treasury shares.  During 2013, all treasury stock was retired as a result of the Acquisition.

17.               REINSURANCE ACTIVITY

EIC cedes insurance to a reinsurance company on a quota-share basis.  The reinsurance contracts do not relieve EIC from its obligations to policyholders. Failure of the reinsurer to honor its obligations could result in losses to EIC; consequently, allowances are established for amounts deemed uncollectible. EIC evaluates the financial condition of its reinsurer and monitors concentrations of credit risk arising from the reinsurer to minimize its exposure to significant losses from reinsurer insolvency. In the opinion of management, no allowance was considered necessary as of December 31, 2014, 2013, and 2012.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17.               REINSURANCE ACTIVITY (continued)

EIC’s reinsurance contract was based on 75% quota-share reinsurance for 2014, 2013 and 2012. During 2014, EIC entered into a new reinsurance contract effective January 1, 2015 which extends through December 31, 2017. Under the terms of the contract, the reinsurer provides EIC with 50% quota-share reinsurance for 2015 and a minimum of 50% quota-share reinsurance for 2016 and 2017.

In accordance with GAAP, reinsurance activity is reflected in the consolidated statements of operations on a net basis. The net effects of reinsurance on premiums written and earned for the year ended December 31, 2014 (Successor), period from November 4, 2013 to December 31, 2013 (Successor), period from January 1, 2013 to November 3, 2013 (Predecessor) and year ended December 31, 2012 (Predecessor) are as follows (in thousands):

	Successor		Successor
	2014		2013
	Written	Earned	Written	Earned
Direct	$435,291	$435,291	$88,372	$88,372
Ceded	(315,360)	(315,360)	(66,089)	(66,089)

	$119,931	$119,931	$22,283	$22,283

	Predecessor		Predecessor
	2013		2012
	Written	Earned	Written	Earned
Direct	$445,817	$445,817	$393,049	$393,049
Ceded	(333,404)	(333,404)	(285,641)	(285,641)

	$112,413	$112,413	$107,408	$107,408

18.               STATUTORY SURPLUS AND NET INCOME

EIC is statutorily required to file financial statements with state and other regulatory authorities. The accounting principles used to prepare such statutory financial statements follow prescribed or permitted accounting practices as defined in the National Association of Insurance Commissioners’ Accounting Practices and Procedures Manual, which principles may differ from GAAP. Permitted statutory accounting practices encompass all accounting practices not so prescribed, but allowed by the Ohio Department of Insurance. EIC has no permitted statutory accounting practices. EIC’s statutory reporting period is January 1 through December 31. For the year ended December 31, 2014, EIC’s statutory net loss was $3.1 million. For the years ended December 31, 2013 and 2012, EIC’s statutory net income was $1.8 million and $1.3 million, respectively.  As of December 31, 2014, 2013, and 2012, EIC’s statutory surplus was $37.6 million, $25.5 million and $22.0 million, respectively.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.               STATUTORY SURPLUS AND NET INCOME (continued)

EIC is generally restricted by insurance laws of the State of Ohio with regard to amounts that can be transferred to Envision Holdings in the form of dividends, loans, or advances without the approval of the Department to the greater of (a) 10 percent of statutory surplus as of December 31 of the year preceding the dividend, loan or advancement or (b) 100 percent of statutory net income for the year ended December 31 preceding the dividend, loan or advancement. The Company did not declare and/or pay any dividends to the Envision Holdings during 2014, 2013, and 2012.

EIC is subject to minimum capital and surplus requirements in the states of California, Florida, Ohio, and Wisconsin. The amount of capital and surplus required to satisfy regulatory requirements in California, Florida, Ohio, and Wisconsin is $4.8 million, $37.1 million, $34.8 million, and $8.9 million, respectively, for the year ended December 31, 2014. EIC was in excess of the minimum required amounts in these four states as of December 31, 2014.

19.             FEDERAL INCOME TAXES

Deferred income taxes for EIC at December 31, 2014 and 2013 (Successor) reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured on an income tax basis. Temporary differences that give rise to the net deferred tax asset at December 31 were as follows (in thousands):

	Successor	Successor
	2014	2013
Deferred tax assets:
Fixed assets	$26	$32
Bad debt reserve	509	495
NOL carryforwards	411	—
Accrued audit and actuary fees	20	—

Total deferred tax assets	966	527

Deferred tax liabilities:
Intangible assets	(130)	(113)

Net deferred tax asset	$836	$414

At December 31, 2014, EIC has an available unused net operating loss carryforward that may be applied against future taxable income which expires in 2034.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.             FEDERAL INCOME TAXES (continued)

Current income taxes incurred consisted of the following major components for the year ended December 31, 2014 (Successor) and the period from November 4, 2013 through December 31, 2013 (Successor) (in thousands):

	Successor	Successor
	2014	2013
Current income tax expense:
Federal income tax expense	$55	$247

Net change in deferred taxes:
Change in deferred tax assets	$419	$(100)
Change in deferred tax liabilities	(16)	(3)
Net change in deferred taxes	403	(103)
Provision to return adjustments	19	—
Cumulative effect of change in tax status	—	517
Gross change in deferred taxes	$422	$414

The following table reconciles the EIC’s effective income tax rate with that which would be expected if the Federal statutory rate of 34% were applied to income before income taxes for the year ended December 31, 2014 (Successor) and the period from November 4, 2013 through December 31, 2013 (Successor) (in thousands):

	Successor	Successor
	2014	2013
Income tax provision (benefit) at US Federal statutory rates	$(1,045)	$349
Affordable Care Act (ACA) 9010 Fee	642	—
Other	1	1
Provision to return adjustments	35	—
Provision for (benefit from) income taxes	$(367)	$350

20.               SUBSEQUENT EVENTS

On February 10, 2015, Topco and Rite Aid Corporation (“Rite Aid”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Rite Aid will acquire Topco through a merger of a wholly-owned subsidiary of Rite Aid with and into Topco, with Topco continuing as the surviving limited liability company and a wholly-owned subsidiary of Rite Aid. Rite Aid will also acquire TPG VI Envision BL, LLC (the “Blocker”) through a merger of a wholly-owned subsidiary of Rite Aid with and into the Blocker, with the Blocker continuing as the surviving limited liability company and a wholly-owned subsidiary of Rite Aid.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.               SUBSEQUENT EVENTS (continued)

Upon consummation of the merger (the “Closing”), each of the issued and outstanding limited liability company interests in Topco and the Blocker and each of the restricted stock units and phantom units of Topco (other than any such interests or units held by Rite Aid, Topco or any of their direct or indirect wholly-owned subsidiaries) will be cancelled and converted into the right to receive the pro rata share (in accordance with the waterfall provisions in Topco’s governing documents), without interest and subject to any applicable tax withholding, of an aggregate purchase price comprised of 27,862,138 shares of Rite Aid’s common stock and $1.8 billion in cash, less Topco’s existing indebtedness and certain expenses and plus certain cash amounts, and subject to certain adjustments, all as further described in the Merger Agreement. In addition, following the Closing, Rite Aid is obligated to pay to the sellers’ representative on behalf of the former holders of company interests, restricted stock units and phantom units such former holders’ pro rata share of the settlement payment to be received by EIC from the Centers for Medicare and Medicaid Services in respect of the 2014 plan year, net of amounts due to EIC’s reinsurer.

The parties’ obligations to consummate the Mergers are subject to conditions, including, among others, customary closing conditions relating to (i) the expiration or termination of the applicable antitrust waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of applicable required insurance and healthcare regulatory approvals, and (iii) the absence of a material adverse effect, as defined in the Merger Agreement, on Topco or Rite Aid, as applicable. There is no financing condition to Closing in the Merger Agreement.  On February 10, 2015, holders representing a majority of the outstanding limited liability company interests of Topco entitled to vote delivered a written consent approving and adopting the Merger Agreement and the transactions contemplated by the Merger Agreement.

The parties to the Merger Agreement have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, (i) Topco’s agreement to conduct its business in the ordinary course consistent with past practice between the date of the Merger Agreement and the Closing, (ii) the parties’ agreement to obtain governmental approvals, subject to certain exceptions, and (iii) Rite Aid’s agreement to use reasonable best efforts to obtain debt financing to pay the cash portion of the merger consideration on the terms set forth in the debt commitment letters executed in connection with the Merger Agreement.

On April 2, 2015, Rite Aid issued $1.8 billion aggregate principal amount of 6.125% senior notes (the “6.125% Notes”) due 2023 to finance the cash portion of the pending acquisition of Topco. Upon completion of the Closing, Topco and certain of its subsidiaries other than EIC (the “Guarantors”) fully and unconditionally guarantee, jointly and severally, on an unsubordinated basis, the 6.125% Notes and other Rite Aid debt totaling $4.9 billion. The guarantees are unsecured. The 6.125% Notes are unsecured, unsubordinated obligations of Rite Aid and rank equally in right of payment with all of Rite Aid’s other unsecured, unsubordinated indebtedness.

The Closing occurred on June 24, 2015.

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.  SUBSEQUENT EVENTS (continued)

Guarantor and Non-Guarantor Statements

The following schedules present the financial information for the Guarantors and EIC (Non- Guarantor). Investments in subsidiaries are accounted for by their parent using the equity method of accounting. The Guarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

	Condensed Consolidating Statements of Operations
	and Comprehensive Income (Loss)
	For the Year Ended December 31, 2014 (Successor)
	((in thousands)
	Guarantors	Non-Guarantor	Eliminations	Total

Revenues	$4,065,899	$119,995	$(114,492)	$4,071,402
Cost of revenues	3,832,928	110,399	(110,399)	3,832,928

Gross profit	232,971	9,596	(4,093)	238,474

Operating expenses
Selling, general and administrative	136,302	12,677	(4,093)	144,886
Depreciation and amortization	30,193	5	—	30,198
	166,495	12,682	(4,093)	175,084

Income (loss) from operations	66,476	(3,086)	—	63,390

Other income (expenses)
Interest income	7	39	—	46
Interest expense	(52,199)	(27)	—	(52,226)
State and local taxes and other	(5)	—	—	(5)
	(52,197)	12	—	(52,185)
Income (loss) before benefit from Federal income taxes	14,279	(3,074)	—	11,205

Benefit from Federal income taxes	—	(367)	—	(367)

Income (loss) before equity in loss of consolidated subsidiary	14,279	(2,707)	—	11,572

Equity in loss of consolidated subsidiary	(2,707)	—	2,707	—

Net income (loss)	$11,572	$(2,707)	$2,707	$11,572

Comprehensive income (loss):

Net income (loss)	$11,572	$(2,707)	$2,707	$11,572
Change in fair market value of interest rate swaps	(5,665)	—	—	(5,665)

Total comprehensive income (loss)	$5,907	$(2,707)	$2,707	$5,907

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.                               SUBSEQUENT EVENTS (continued)

	Condensed Consolidating Balance Sheet
	December 31, 2014 (Successor)
	(in thousands)
	Guarantors	Non-Guarantor	Eliminations	Total
Current assets
Cash and cash equivalents	$94,515	$19,507	$—	$114,022
Investments, at amortized cost	—	6,564	—	6,564
Accounts receivable, net	183,515	465,432	—	648,947
Related party receivable	135,020	—	(135,020)	—
Accrued receivables	87,179	40	—	87,219
Reinsurance recoverable	—	13,520	—	13,520
Income tax receivable	—	614	—	614
Inventory	6,140	—	—	6,140
Prepaid expenses and other current assets	5,736	311	—	6,047
Deferred tax asset	—	940	—	940
	512,105	506,928	(135,020)	884,013

Property and equipment, net	12,696	198	—	12,894

Other assets
Investment in subsidiary	27,625	—	(27,625)	—
Related party note receivable	15,000	—	(15,000)	—
Deposits and other assets	540	—	—	540
Deferred financing fees, net	21,931	—	—	21,931
Other investments	1,750	—	—	1,750
Intangible assets, net	720,144	728	—	720,872
Goodwill	424,401	—	—	424,401
	1,211,391	728	(42,625)	1,169,494

Total assets	$1,736,192	$507,854	$(177,645)	$2,066,401

Current liabilities
Current portion of long-term debt	$5,262	$—	$—	$5,262
Accounts payable	480,028	219	—	480,247
Related party payable	—	135,020	(135,020)	—
Accrued expenses	22,392	101	—	22,493
Contract funds on deposit	5,314	—	—	5,314
Funds held under reinsurance treaties	—	329,785	—	329,785
	512,996	465,125	(135,020)	843,101

Long-term liabilities
Deferred tax liabilities	—	104	—	104
Interest rate swaps	5,665	—	—	5,665
Related party note payable	—	15,000	(15,000)	—
Long-term debt	738,256	—	—	738,256
	743,921	15,104	(15,000)	744,025

	1,256,917	480,229	(150,020)	1,587,126

Members’ equity
Members’ equity	484,940	3,333	(1,925)	486,348
Common stock	—	2,000	(2,000)	—
Additional paid-in capital	—	23,700	(23,700)	—
Accumulated deficit	—	(1,408)	—	(1,408)
Accumulated comprehensive loss	(5,665)	—	—	(5,665)
	479,275	27,625	(27,625)	479,275

Total liabilities and members’ equity	$1,736,192	$507,854	$(177,645)	$2,066,401

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

20.                               SUBSEQUENT EVENTS (continued)

	Condensed Consolidating Statement of Cash Flows
	For the Year Ended December 31, 2014 (Successor)
	(in thousands)
	Guarantors	Non-Guarantor	Eliminations	Total

Cash flows from operating activities:
Net cash provided by (used in) operating activities	$29,599	$(9,891)	$—	$19,708

Cash flows from investing activities:
Acquisitions of property and equipment	(1,876)	—	—	(1,876)
Investment in intangible assets	(8,247)	—	—	(8,247)
Purchases of investments, net	—	(9)	—	(9)
Acquisition of MedTrak Services, LLC, net of cash acquired	(189,631)	—	—	(189,631)
Issuance of related party note receivable	(15,000)	—	15,000	—
Net cash used in investing activities	(214,754)	(9)	15,000	(199,763)

Cash flows from financing activities:
Proceeds from long-term debt borrowings	173,250	—	—	173,250
Payments of principal on long-term debt	(5,079)	—	—	(5,079)
Proceeds from issuance of related party note payable	—	15,000	(15,000)	—
Financing fees incurred	(5,751)	—	—	(5,751)
Capital contributions	57,378	—	—	57,378
Distributions	(5,683)	—	—	(5,683)
Net cash provided by financing activities	214,115	15,000	(15,000)	214,115

Net increase in cash and cash equivalents	28,960	5,100	—	34,060

Cash and cash equivalents — beginning of year	65,555	14,407	—	79,962

Cash and cash equivalents — end of year	$94,515	$19,507	$—	$114,022

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

UNAUDITED SUPPLEMENTARY INFORMATION

2014 PRO FORMA CONSOLIDATED STATEMENT OF INCOME

The following pro forma consolidated statement of income for 2014 has been prepared as if the acquisition of MedTrak Services, LLC (MedTrak) had occurred on January 1, 2014 (in thousands):

	The Company	Adjustments for Professional	MedTrak
	Consolidated Statement	Fees Paid in Connection	January 1, 2014 through	The Company
	of Operations 2014	with MedTrak Acquisition	September 7, 2014	Pro Forma 2014

Revenues	$4,071,402	$—	$171,206	$4,242,608
Cost of revenues	3,832,928	—	150,160	3,983,088

Gross profit	238,474	—	21,046	259,520

Operating expenses:
Selling, general and administrative	144,886	(749)	5,384	149,521
Depreciation and amortization	30,198	—	7,811	38,009
	175,084	(749)	13,195	187,530

Income from operations	63,390	749	7,851	71,990

Other expenses	(52,185)	—	(167)	(52,352)

Income before benefit from Federal income taxes	11,205	749	7,684	19,638

Benefit from Federal income taxes	367	—	—	367

Net income	11,572	749	7,684	20,005

Other expenses	52,185	—	167	52,352

Benefit from Federal income taxes	(367)	—	—	(367)

Depreciation and amortization	30,198	—	7,811	38,009

EBITDA	$93,588	$749	$15,662	$109,999

ENVISION TOPCO HOLDINGS, LLC AND SUBSIDIARIES

UNAUDITED SUPPLEMENTARY INFORMATION

2014 PRO FORMA CONSOLIDATED STATEMENT OF INCOME (continued)

Operating earnings before interest, income taxes, depreciation and amortization (EBITDA) shown on a pro forma basis in the table above is calculated as net income excluding the impact of income taxes, interest expense, interest income, and depreciation and amortization, and has not been adjusted to remove expenses other non-recurring and/or non-operating items included in income from operations. EBITDA in the table above has not been adjusted to reflect the increase in gross profit realized through post-acquisition operational improvements and synergies.

However, EBITDA in the table above has been adjusted to remove professional fees expense incurred in 2014 for the acquisition of MedTrak. The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved if the acquisition of MedTrak been consummated as of January 1, 2014.